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                                                                  EXHIBIT 10.24

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT, made and entered into this 4th day of February, 1998, by and between TRUST ONE BANK, a Tennessee banking corporation with its principal office at 2171 Judicial Drive, Suite # 101, Germantown, Tennessee 38138 ("Lender") and BACK YARD BURGERS, INC., 2678 Colony Park Drive, Memphis, Tennessee 38118 ("Borrower").

                                   WITNESSETH:

         WHEREAS, Borrower has requested that Lender extend financial accommodations to it in order to provide funds for the purchase of certain real property and to make improvements thereon; and

         WHEREAS, Lender has agreed to extend financial accommodations for such purposes to borrower in the form of a $765,000.00 construction loan to be converted to a term loan, to be made in accordance with, and subject to, the terms and conditions set forth below;

         Now, THEREFORE, in consideration of the terms and conditions contained herein, and of any loan or other financial accommodation heretofore, now or hereafter made by Lender to or on behalf of Borrower, the parties hereto hereby agree as follows:

SECTION 1. CONSTRUCTION LOAN, INTEREST, AND PROCEEDS OF LOAN.

         1.1 Loan. Subject to all of the terms and conditions set forth in this Agreement and another agreement, instrument or document executed by Borrower and delivered to Lender (the "Loan Documents"), Lender shall lend Seven Hundred Sixty-Five Thousand Dollars ($765,000.00) (the "Construction Loan") to Borrower for the purchase by Borrower of that certain real property (the "Property") described in Exhibit "A" attached hereto and for Borrower to thereafter complete the construction of a restaurant thereon (the "Improvements").

         1.2 Interest. Subject to the provisions of Section 11.3 below, Borrower shall pay to lender interest on the Note (as defined in Section 1.4 below) and any draw note at a rate per annum equal to one percent (1%) above Lender's floating Prime Rate. As used herein the term "Prime Rate" shall mean the interest rate announced from time to time by Lender to be its prime rate, which may not necessarily be its best lending rate. In the event Lender shall abolish or abandon the practice of announcing its Prime Rate or should the same be unascertainable, Lender shall designate a comparable referenced rate which shall be deemed to be the Prime Rate under this Agreement and the Loan Documents. All changes in the rate of interest due to a change in the Prime Rate shall take effect on the same day on which the Prime Rate changes. Interest will be calculated on a daily basis (computed on the basis of actual days elapsed over a year of 360 days) and shall be calculated and be due and payable monthly in arrears on the first day of each month, commencing on the st day of December, 1998.

         1.3 Loan Purposes. Borrower shall use the proceeds of the Construction Loan to purchase of the Property and make the Improvements, which use shall be a legal and proper corporate purpose of Borrower (duly authorized by Borrower's Board of Directors) and consistent with all applicable laws and statutes.

         1.4 Construction Note and Draw Notes. The Construction Loan shall be evidenced by a note (the "Note") in the principal sum of Seven Hundred Sixty-Five Thousand Dollars($765,000.00). Each draw under the Note may, if required by Lender, be evidenced by a draw note. The terms of the Note and each draw note shall be as set forth herein.


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SECTION 2. PAYMENTS.

         2.1 Payments. All Payments of Borrower to Lender shall be repayable at Lender's address set forth above or at such other place or places as Lender may designate from time to time.

         2.2 Term. Interest only shall be due under the Note, payable monthly until its due date, which shall be the earlier of the date of completion of the Improvements or nine months from the date of the Note, at which time (the "Conversion Date") all interest on the Construction Loan shall be brought current, and provided there exists no event of default under the terms of the Note, this Agreement or any Loan Document and interest on the Construction Loan is current, the Construction Loan shall convert to a term loan.

         2.3 Completion. As used herein the terms "completion of the Improvements or complete the Improvements" shall mean Borrower's having received a certification from the architect that the Improvements are complete and a Certificate of Occupancy from Shelby County, Tennessee.

SECTION 3. OBLIGATIONS UNDER CONSTRUCTION LOAN.

         3.1 Requirements. As a condition of Lender to extending credit under the Construction Loan, Borrower agrees to execute, procure, pay for and deliver to Lender the following:

         (a) Such documents and instruments as Lender may require to evidence the status, organization or authority of Borrower and to evidence, govern or secure payment of the Construction Loan.

         (b) Deed of Trust and Security Agreement ("Mortgage") in a form acceptable to Lender, evidencing a first lien on the real Property described in Exhibit "A" and all improvements now or hereafter constructed thereon, as well as a first lien on the furniture, fixtures and equipment on the Property.

         (c) Title insurance policy or binder, as required by Lender, in form and content and issued by a company or companies acceptable to Lender, insuring or agreeing to insure Lender in the amount of the Loan that said Mortgage and any other lien securing the payment of the Construction Note has the dignity and priority required by Lender. If required by Lender, such policy or binder shall be extended to cover each and every advance at the time of making such advance.

         (d) Hazard insurance policy or policies, in form and content and issued by a company or companies and with loss payable endorsements acceptable to Lender, insuring said improvements and all materials and supplies on the Property against loss or damage by fire and the risks and hazards insured against by the standard form of extended coverage, and against vandalism and malicious mischief, and such other risks and hazards as Lender may request, in an amount not less than the amount of the Loan.

         (e) Such certificates, approvals and evidence of completion of work in place, in whole or in part, bills and invoices as Lender may request prior to making any disbursement hereunder.

         (f) Payment and performance bonds, in form and content issued by a company or companies acceptable to Lender, insuring the performance and payments by the general contractor, with dual obliger riders, and in such amounts as shall be acceptable to Lender.

         (g) The items indicated below:

                  (1.) Original or fully executed copy of the contract for the construction of the Improvements.

                  (2) Copy of the plans and specifications for the Improvements, approved by lender.

                  (3) At the option of Lender, waiver of liens executed by the contractor and/or subcontractors at each request for disbursement and at completion of contract and notice of completion of the Improvements.


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                  (4)     Survey of Property.

                  (5)     Building permits.

                  (6) Evidence that all applicable zoning ordinances and restrictive covenants affecting the Property permit the use for which the improvements are intended.

                  (7) Certificate from an Engineer acceptable to the Lender stating that construction has not commenced prior to recording of the Mortgage.

                  (8) At the option of Lender, independent AIA appraisals sufficient to support the loan amounts acceptable to the Lender.

         (h) General liability policy or policies, in form and content and issued by a company or companies acceptable to Lender, insuring against the negligence acts of Borrower or its agents in connection with the construction of the Improvements, in such amounts as shall be acceptable to Lender.

         (i) Workmen's compensation policy or policies, in form and content and issued by a company or companies acceptable to Lender, insuring against injuries incurred in connection with the construction of the Property, in such amounts as shall be acceptable to Lender.

         (j) A construction loan fee, due upon the execution of the Note, of $3,825.00.

         3.2 Funding. By Lender. Upon Borrower's compliance with the provisions of Section 3.1 hereof, and provided that Borrower is not in default, and subject to all other provisions of this Agreement, Lender will advance and disburse the Construction Loan in monthly installments at the times and amounts in accordance with Schedule "A" attached hereto. Such advances as provided by this Section 3.2 shall be in addition to any prior advance necessary to complete the purchase of Property. However, in no event shall the total loan disbursement be greater than $765,000.00.

         3.3 Additional Funds From Borrower. Should the Lender determine that the amount of money remaining to be disbursed under the Construction Loan is insufficient to complete the Improvements, Borrower shall upon demand by Lender immediately deposit with Lender such sums (which are hereinafter referred to as "Borrower's Deposit") as Lender shall deem necessary in addition to the amount of the Construction Loan for the completion of the Improvements and payment of all costs in connection with the construction of such Improvements and for the performance of any obligation of Borrower to Lender.

SECTION 4. BORROWER'S REPRESENTATIONS WITH RESPECT TO CONSTRUCTION LOAN

         4.1 Warranties. Representations. Covenants and Agreements of Borrower.

         (a) Prior to recordation of the Mortgage, no work of any kind (including that of destruction or removal of any existing improvements upon the property, the drilling of test holes, or grading) has been or will be commenced or performed upon the Property, and no materials or equipment have been or will be delivered to or upon the Property.

         (b) Within thirty (30) days after recording of the Mortgage, Borrower will promptly commence construction of the Improvements, and within nine (9) months from the date hereof, will complete the same in accordance with the plans and specifications submitted to Lender and in accordance with good building practice and all applicable laws, ordinances, rules, regulations and restrictions. After construction of the improvements has been commenced, Borrower shall diligently proceed with said construction and will not permit cessation of the work of construction for a period in excess of fifteen (15) consecutive days without the written consent of Lender.


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         (c) Without the prior written consent of Lender, Borrower will make no change in the plans and specifications submitted to the Lender.

         (d) Lender is authorized to hold, use and disburse the proceeds of the Construction Loan and/or Borrower's Deposit to pay and provide any and all costs, charges, expenses and deposits, whatsoever and howsoever incurred or required, in connection with the Construction Loan, the construction and completion of the Improvements, or in the payment or performance of any obligation of Borrower to Lender; and at Lender's election to pay the same, or any part thereof, to Borrower or to the contractor or any other persons furnishing labor, supplies or services for or in connection with the construction or completion of the Improvements, and to the holder of any lien, charge or encumbrance on any security for the payment of the loan; and the whole of the Construction Loan proceeds are hereby assigned, transferred and pledged to Lender for such purposes. Lender may advance and incur such expenses as it may deem necessary to preserve the security for the Construction Loan, which shall be secured by said Mortgage and any other security for the Construction Loan, and Borrower will pay the same upon demand. In the event Lender, for the purposes specified in this subparagraph (d), shall elect to pay any of the proceeds of the Construction Loan to parties other than Borrower, Lender may make advances upon the Construction Loan, at any time and from time to time, to provide funds for such purposes, irrespective of the provisions of the applicable schedule of advances attached hereto; and the amount of advances to which Borrower shall thereafter be entitled under this Agreement shall be correspondingly reduced.

         (e) All advances and disbursements under the Construction Loan and/or Borrower's Deposit are subject to inspection of the improvements by Lender's appraiser; and Lender, at its election, may require ten (10) days notice in writing before making any advance or payment, for the purpose of making an inspection or other determination.

         (f) Borrower will accept disbursements in accordance with the provisions hereof and, if made to Borrower, will use or cause each such disbursement to be used solely for the payment of materials, labor, services, costs and expenses incurred in connection with the construction of the Improvements or for such additional costs and expenses as may be approved in writing by Lender, and in payment or performance of any obligation of Borrower to Lender, and for no other purpose.

         (g) Borrower will permit Lender or any person designated by Lender, at any and all times, to inspect said construction and improvements and to examine and copy all of Borrower's books and records and all contracts and bills pertaining to said construction and improvements .

         (h) Lender has no liability or obligation whatsoever or howsoever in connection with the construction of the Improvements or work performed thereon, and has no obligation except to advance the Construction Loan as herein agreed, and is not obligated to inspect the Improvements; nor is it liable for the performance or default of any contractor or subcontractor, or for any failure to construct, complete, protect or insure said improvements, or for the payment of any cost or expense incurred in connection therewith, or for the performance or nonperformance of any obligation of Borrower to Lender; and nothing, including without limitation, any disbursement hereunder or acceptance of any document or instrument shall be construed as a representation or warranty, express or implied, on Lender's part.

         (i) In the event of any default hereunder by Borrower, Lender may, but shall not be obligated to, advance such of its own funds as may be necessary to remedy such default, including the completion of the Improvements; and in such event all such advances shall be secured by said Mortgage and any other security for the Construction Loan and Borrower will pay same upon demand.

         (j) Without the prior written consent of Lender, no materials, equipment, fixtures or any other part of the Improvements shall be purchased or installed under conditional sale contracts or lease agreements, or any other arrangement wherein title to said property is retained or the right is reserved or accrues to anyone to remove or repossess any such item or to consider same as personal property.


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         (k) Lender may, but shall not be obligated to, commence, appear in or defend any action or proceeding purporting to affect the Property or improvements thereon or the rights or duties of Lender or Borrower or the payment of any funds hereunder, and in connection therewith may pay all necessary expenses, including attorneys' fees which Borrower agrees to pay to Lender upon demand. Borrower hereby irrevocably appoints and authorizes Lender, as Borrower's agent, to execute, file and record any notice or any other document which Lender deems necessary or advisable to protect its interest hereunder or the security of the Mortgage. Lender may file and record this Agreement.

         (1) Borrower shall promptly pay or caused to be paid, when due, all costs, charges and expenses incurred in connection with the construction and completion of the Improvements, and shall keep the hereinabove described Property free and clear of any and all liens other than the lien of the Mortgage. Within seven (7) days after written demand from Lender, Borrower will cause any lien claim filed against the Property to be released of record or, in lieu thereof, Borrower will furnish Lender with a bond, in form and with sureties satisfactory to Lender, indemnifying Lender against any loss, cost, damage or expense on account of any such lien claim.

         (m) Borrower will protect every part of the hereinabove described Property, the improvements erected thereon and the materials stored thereon, from removal, destruction and damage, and will not do or suffer to be done any action whereby the value of any part of such Property may be lessened.

SECTION 5. FAILURE TO COMPLETE IMPROVEMENTS.

         In the event that Borrower fails to complete the Improvements at the end of nine months from the date of the execution of the Note, Lender may place any funds due under the Note and not previously drawn by Borrower pursuant to the Construction Loan in an escrow account with Lender to be disbursed by Lender as and when the Improvements are completed. In such an event, the Conversion Date shall not be extended and interest on the Note shall accrue as set forth therein from and after the Conversion Date.

SECTION 6. TERM LOAN, INTEREST, PAYMENT

         6. 1 Term Loan. Subject to all of the terms and conditions set forth in this Agreement and the Loan Documents, Lender shall on the Conversion Date convert the Construction Loan to a term loan in the amount of Seven Hundred Sixty-Five Thousand Dollars & No/100 ($765,000.00) (the "Term Loan"). The Term Loan shall be amortized over ten (10) years and be due and payable in full at the end of five (5) years from the Conversion Date, and shall be evidenced by the Note.

         6.2 Interest on Term Loan. Subject to the provisions of Section 1 1.3 below, Borrower shall pay to Lender interest on the Term Loan at the rate of Lender' s Prime Rate plus one percent (1%) per annum fixed as of the Conversion Date.

         6.3 Payment. All payments of Borrower to Lender under the Note after the Conversion Date shall be repayable at Lender's address set forth above or at such other place or places as Lender may designate from time to time. Principal and interest shall be payable monthly, with the first payment due thirty days from the Conversion Date, with each successive payment due on the same day of each month thereafter until the sixtieth (60th) month, at which time the entire remaining principal balance and all accrued interest shall be due and payable in full.

SECTION 7. SECURITY FOR THE OBLIGATIONS.

         7.1 Collateral. The Construction Loan and Term Loan (the "Obligation" and/or "Loan(s)") shall be secured by the Mortgage (which, upon the Conversion Date shall remain in place to secure the Term Loan).


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         7.2 Inspection. Lender (by any of its officer, employees and agents)
shall have the right, at any time or times during Borrower's usual business hours, to inspect the Property. Lender may, at any time upon and after the occurrence of an Event of Default and during the continuance thereof, employ and maintain on Borrower's premises custodians selected by Lender who shall have full authority to do all acts necessary to protect Lender's interest. All expenses incurred by Lender by reason of the employment of such custodians shall be paid by Borrower, added to the Obligation and secured by the Mortgage.

         7.3 Cross-Collateralization. The Mortgage and all other collateral which Lender may at any time acquire from any other source in connection with the Obligation of Borrower to Lender shall constitute cross-collateral for all indebtedness of Borrower without apportionment or designation as to particular indebtedness, and all indebtedness, howsoever and whensoever incurred, shall be secured by the Mortgage.

SECTION 8. CONDITIONS OF LENDING

         8.1 Conditions of Loans. The obligation of Lender to make any advance under the Construction Loan or to convert the Construction Loan to the Term Loan is subject to: (a) the accuracy and correctness of the representations and warranties of Borrower contained herein and in the other Loan Documents and in any certificate delivered pursuant to this Agreement or the Loan Documents; (b) the performance by Borrower of its agreements contained herein and in the Loan Documents; and (C) prior to the execution of the Note and, if required as applicable by Lender, any draw note under the Construction Loan, the satisfaction and continued satisfaction of each of the following conditions:

         8.2 Note. The Note, in form and substance satisfactory to Lender and its counsel, shall have been duly authorized, executed and delivered by Borrower, shall be in full force and effect and no default shall exist thereunder, and Lender shall have received fully executed copies thereof.

         8.3 Uniform Commercial Code Financing Statements. All filings of Uniform Commercial Code financing statements and all other filings or recordation necessary to perfect the security interest of Lender in the Collateral shall have been filed and confirmation thereof received in a form acceptable to Lender that such security interest constitutes a valid and perfected first priority security interest therein subject only to liens excepted to by Lender.

         8.4 Mortgage. The Mortgage shall have been filed and a title insurance policy commitment shall have been issued, insuring that Lender holds an first mortgage on the Property, and the same is unencumbered except for liens excepted to by Lender.

         8.5 Taxes. All taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any financing statement, the Mortgage or any of the Loan Documents shall have been paid.

         8.6 No Injunction. Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby, or which, in Lender's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement.

         8.7 No Material Adverse Change. There shall not have occurred any material adverse change in the business or financial condition of Borrower, or any event, condition or state of facts which would be expected materially and adversely to affect the business or financial condition of Borrower.

         8.8 Availability. The amounts which Lender is willing to lend to Borrower hereunder, in Lender's sole discretion, shall be adequate in Lender's judgment, for the purposes referred to herein.


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          8.9 Proceedings and Documents. All certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Lender and its counsel. Lender shall have received copies of all other instruments and other evidence as Lender may reasonably request, in form and substance satisfactory to Lender and its counsel, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

         8.10 Event of Default. No Event of default, nor any event or condition which, with notice, lapse of time or the making of any Loan, would constitute an Event of Default, shall have occurred and be continuing.

         8.11 Waiver of Conditions Precedent. If Lender makes any Loan hereunder prior to the fulfillment of any of the conditions precedent set forth in this
Section 8, hereof, the making of such Loan shall constitute only an extension of time for the fulfillment of such condition and not a waiver thereof, and Borrower shall thereafter use its best efforts to fulfill each such condition promptly.

SECTION 9. REPRESENTATIONS AND WARRANTIES.

         In order to induce Lender to enter into this Agreement and to make the Loans, Borrower to the best of its knowledge, information and belief makes the following warranties and representations to Lender:

         9.1 Litigation: Government Regulation. There are no actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower at law or in equity before any court or administrative officer or agency which might result in a material adverse change in the business or financial condition of Borrower or impair Borrower's ability to perform its obligations under the Loan Documents. Borrower is not in violation of or in default under any applicable statute, rule, order, decree, writ, injunction or regulation of any governmental body (including any court) where such violation would have a materially adverse effect upon the Property, Improvements or Borrower's business, personal property, assets, operations or condition, financial or otherwise.

         9.2 Taxes. Borrower is not delinquent in the payment of any taxes which have been levied or assessed by any governmental authority against it or its assets. Borrower has timely filed all tax returns which are required by law to be filed, and has paid all taxes shown on said returns and all other assessments or fees levied upon Borrower or upon its properties to the extent that such taxes, assessments or fees have become due. To the knowledge of Borrower, no material controversy in respect of income taxes is pending or threatened.

         9.3 Enforceability of Loan Documents: Compliance with Other Instruments. The documents to be executed in accordance with this Agreement and the Loan Documents are the legal, valid and binding obligations of borrower, enforceable against Borrower in accordance with their respective terms. Borrower is not in default with respect to any indenture, loan agreement, mortgage, lease, deed or similar agreement related to the borrowing of monies to which Borrower is a party or by which it is bound.

         9.4 Full Disclosure. None of the documents herein contemplated, nor any statements furnished by or on behalf of Borrower to Lender in connection with the documents, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. To the best of Borrower's knowledge, there is no fact which Borrower has not disclosed to Lender in writing which materially affects adversely or, to the best of Borrower's knowledge, will materially affect adversely the Property, Improvements, other assets, business, profits or conditions (financial or otherwise) of Borrower or the ability of Borrower to perform the Obligations.

         9.5 Use of Proceeds. Borrower's use of the proceeds of any Loan made by Lender to Borrower pursuant to this Agreement are, and continue to be, legal and proper, and such uses are and will be consistent with all applicable laws and statutes, as in effect from time to time.


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SECTION 10. AFFIRMATIVE COVENANTS.

         Until payment in full of the Obligation of Borrower to Lender, Borrower covenants and agrees that, unless Lender consents in writing:

         10.1 Repayment of Obligation. Borrower will repay the Loans according to the terms of this Agreement, the Note and the Loan Documents.

         10.2 Performance Under Loan Documents. Borrower will perform the obligations required to be performed by it under the terms of this Agreement and the other Loan Documents and any other agreements now or hereafter existing or entered into between Borrower and Lender.

         10.3 Payment of Indebtedness: Performance of Other Obligations. Borrower shall pay all indebtedness for borrowed money at maturity, all taxes, assessments and other governmental charges which may be levied or assessed upon Borrower, the Property or Improvements when due, and comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Property, Improvements or any part thereof; provided, however, that Borrower may, by appropriate proceedings in good faith and with due diligence, contest any such taxes, assessments, governmental charges, acts, rules, regulations, orders and directions that do not in Lender's judgment materially adversely affect the value of the Property, Improvements or the priority of Lender's lien on the Property and Improvements, and if requested by Lender, shall establish reserves reasonably satisfactory to Lender. Borrower shall also observe and remain in compliance with all laws, ordinances, governmental rules and regulations to which it is subject.

         10.4 Financial Information. Borrower will provide Lender with copies of Borrower's quarterly reports (10Q's) filed with the Securities and Exchange Commission within ten (10) days of any such filing. Borrower will provide Lender with copies of borrower's annual audited financial statements prepared by Borrower's independent certified accountants within one hundred twenty (120) days of Borrower' s fiscal year end.

         10.5 Deposit Account. Borrower shall maintain its operating accounts with Lender.

SECTION 11. NEGATIVE COVENANTS.

         Until payment in full of all Obligations of Borrower to Lender, Borrower covenants and agrees that, unless Lender consents in writing within thirty (30) days from the date of the request of the Borrower (if no written response is received within thirty (30) days, the Lender does not consent to the request), Borrower will not:

         11.1 Liens and Encumbrances. Create, assume or suffer to exist any deed of trust, mortgage, encumbrance or other lien (including a lien of attachment, judgment or execution) or security interest (including the interest of a conditional seller of goods), securing a charge or obligation, on the property and any personal property located thereon, except for the Mortgage and security interest in favor of Lender.

         11.2 Disposition of Assets. Sell, lease, transfer, convey or otherwise dispose of any of its assets or property.

         11.3 Debt Service Ratio. Fail to maintain a debt service coverage ratio of at least 2.0 to 1.0. This covenant shall be measured quarterly by dividing net income, plus depreciation and interest by total bank and leasing debt service requirements.

SECTION 12. TERMINATION OF AGREEMENT.

         12.1 Term. Subject to Lender's right to cease making advances under the Construction Loan or to accelerate the Note upon the occurrence of an Event of Default or any event or condition which, with notice, lapse of time, would constitute an Event of Default, the provisions of this Agreement shall continue in full force and effect until five (5) years from the Conversion Date.


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         12.2 Lender's Right to Terminate. Lender may terminate the financing arrangements under this Agreement and the other Loan Documents at any time, without demand, notice or legal process of any kind, upon the occurrence of an Event of Default; provided, however, that Lender shall retain the right to payment of the Loans; and provided further that all of Lender's rights and remedies under this Agreement and the Loan Documents shall survive such termination until the Loans have been paid in full. On or before the termination date, Borrower shall pay the Loans to Lender in full in immediately available funds.

         12.3 Effect of Termination. Notwithstanding ally termination, until the Obligation to Lender shall have been fully paid and satisfied, Lender shall be entitled to retain its Mortgage; Borrower shall continue to comply fully with the terms of this Agreement; and Lender shall retain all of its other rights and remedies hereunder.

SECTION 13. EVENTS OF DEFAULT.

         13.1 Event of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default:"

         (a) Borrower fails to pay any portion of the Obligations when due and payable or declared due and payable and failure continues for fifteen (15) days after receipt of notice by Lender specifying such default;

         (b) Failure of Borrower to complete the Improvements within nine (9) months of the date of the Note;

         (c) Failure of Borrower to repay the promissory note evidencing the Line of Credit on a timely basis.

         (d) Borrower fails or neglects to observe, perform or comply with any other term, provision, condition, covenant, warranty or representation contained in this Agreement, the Mortgage, the Loan Documents or in any other agreement now existing or hereafter executed evidencing, securing or relating in any way to the Obligations of borrower, which is required to be observed, performed or complied with by Borrower;

         (e) If any representation or warranty made in writing by or on behalf of Borrower in this Agreement, the Mortgage, or in the Loan Documents or in any other agreement now existing or hereafter executed between Borrower and Lender, or in connection with the transactions contemplated hereby or thereby, shall prove to have been false or incorrect in any material respect at the time as of which such representation or warranty was made;

         (f) The occurrence of any default or Event of Default on the part of Borrower (including specifically, but without limitation, due to non-payment) under the terms of any agreement, document or instrument pursuant to which Borrower has incurred any indebtedness (other than the Obligation), which default is not cured within the time, if any, permitted therefor in the agreement governing such indebtedness;

         (g) The filing by Borrower of any voluntary petition seeking liquidation, reorganization, arrangement, readjustment of debts or for any other relief under the Bankruptcy Code or under any other act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, now or hereafter existing;

         (h) The filing against Borrower of any involuntary petition seeking liquidation, reorganization, arrangement, readjustment of debts or for any other relief under the Bankruptcy Code or under any other act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, now or hereafter existing, and such petition is not dismissed within thirty (30) days of the filing thereof or within such thirty (30) day period an order for relief under the Bankruptcy Code or any other applicable act or law shall be entered;

         (i) Borrower ceases to be solvent, or Borrower ceases to conduct its business as now conducted or is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs;

         (j) A notice of lien, levy or assessment is filed of record as to all or any portion of Borrower's assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or if any taxes or debts owing at any time or times hereafter to any one of them becomes a lien or encumbrance upon the Collateral or any other asset of Borrower and the same is not dismissed, released or discharged within thirty (30) days after the same becomes a lien or encumbrance or, in the case of ad valorem taxes, prior to the last day when payment may be made without penalty; provided however, the foregoing shall not apply to any lien, levy or assessment being contested in good faith by the borrower;

         (k) The entry of a final judgment or the issuance of a warrant of attachment (other than as a part of a permitted lien), execution or similar process against Borrower or any of its assets in excess of $5,000.00, which shall not be dismissed, discharged or bonded within thirty (30) days; Or

         (j) If a custodian, trustee, receiver or assignee for the benefit of creditors is appointed or takes possession of the Collateral or any of Borrower's other assets.

         13.2 Acceleration of the Obligations. Without in any way limiting the right of Lender to demand payment of any portion of the Obligation, upon and after an Event of Default, all of the Obligation may, at the option of Lender, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable, anything in the Note or other contract evidencing any such Obligation or in the Loan Documents or in any other agreement to the contrary notwithstanding.

         13.3 Default Rate of Interest. Upon the occurrence and during the continuance of an Event of Default, the Note shall continue to bear interest at the highest rate permitted by applicable law.

SECTION 14. RIGHTS AND REMEDIES AFTER EVENT OF DEFAULT.

         14.1 Rights and Remedies. Upon and after the occurrence of any Event of Default, Lender shall have all those rights and remedies set forth in this Agreement, the Note and the Mortgage.

         14.2 Rights and Remedies Cumulative: Non-Waiver. Etc. The enumeration of Lender's rights and remedies set forth in this Agreement is not intended to be exhaustive and the exercise by Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder, under the Loan Documents or under any other agreement between Borrower or Lender or which may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between Borrower and Lender or its agents or employees shall be effective to change, modify or discharge any provision of this Agreement or to constitute a waiver of any Event of Default. Lender shall not, under any circumstances or in any event whatsoever, have any liability for any error, omission or delay of any kind occurring in the foreclosure of the Mortgage or for any damages resulting therefrom.

         14.3 Set-Off. The Lender shall have a right of set-off, in the full amount of the Borrower's Obligation to the Lender hereunder, against any deposits, assets held by, or other amounts owed by the Lender to, or held by the Lender for the Borrower, as well as a lien on any and all property of the Borrower which is or may be in the Lender's possession, at any time or from time to time, without notice to the Borrower or to any other person, any such notice being hereby expressly waived.

SECTION 15. PAYMENT OF EXPENSES.

         Whether or not the transactions contemplated by this Agreement shall be consummated, Borrower will:

         15.1 Fees and Expenses. Pay or reimburse Lender upon demand for all expenses (including, without limitation, reasonable attorneys' and paralegal' expenses) incurred or paid by Lender in connection with: (a) the preparation, execution, delivery, interpretation, modification or amendment of this Agreement, the Note, the Mortgage or the other Loan Documents; (b) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other person or entity) in any way relating to the Property or Improvements, this Agreement or the Loan Documents, or Borrower's affairs; (C) any attempt to enforce any rights of Lender against Borrower or any other person or entity who may be obligated to Lender by virtue of this Agreement or the other Loan Documents; (d) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of the Property or Improvements; or (f) the filing and recording of all documents required by Lender to perfect Lender's liens in the Property and Improvements, including without limitation, any taxes incurred because of such filing or recording.

SECTION 16. MISCELLANEOUS.

         16.1 Governing Law. This Agreement has been executed, delivered and accepted, and shall be deemed to have been made, in the State of Tennessee, and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of Tennessee. The Loans contemplated by this Agreement are to be funded to Borrower and this Agreement is otherwise to be performed in the State of Tennessee. Borrower consents to the jurisdiction and venue of the courts sitting in Shelby County, Tennessee to hear any and all disputes arising hereunder.

         16.2 Notice. Any notices or other communication hereunder shall be in writing and shall be made by telegram, telex or electronic transmitter or certified or registered mail, return receipt requested, and shall be deemed received by the addressee one (1) business day after sending, if sent by telegram, telex or electronic transmitter, and deemed to have been validly served, given or delivered three (3) business days after mailing, if sent by certified or registered mail. Notices shall be addressed as provided below:

         If to Borrower:            Back Yard Burgers, Inc.
                                    2678 Colony Park Drive
                                    Memphis, Tennessee 38118

         If to Lender at:           Trust One Bank
                                    2171 Judicial Drive, Suite # 101
                                    Germantown, Tennessee 38138
                                    Attn: Julie Cutler

or to such other address as each party may designate for itself by like notice.

         16.3 Waivers by Borrower. Except as otherwise provided for in this Agreement, Borrower waives (a) presentment, demand and protest and notice of presentment, protest, default, nonpayment, maturity and all other notices; (b) notice prior to taking possession or control of the Property or Improvements or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies; and (C) the benefit of all valuation, appraisement and exemption laws.

         16.4 Lawful Charges. It being the intent of the parties that the rate of interest and all other charges due from Borrower be lawful, if for any reason payment of a portion of interest or charges as required by this Agreement would exceed the limit established by applicable law, then the obligation to pay interest or charges shall automatically be reduced to such limit and if any amounts in excess of such limit shall have been paid, then such amounts shall be applied to the unpaid principal amount of the Obligations of Borrower to Lender or refunded so that under no circumstances shall interest or charges required hereunder exceed the maximum rate allowed by law.

         16.5 Amendment. This Agreement and the other Loan Documents cannot be amended, changed, discharged or terminated orally, but only by an instrument in writing signed by Lender and Borrower.

         16.6 Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         16.7 Entire Agreement. This Agreement and the other documents, certificates and instruments referred to herein constitute the entire agreement between the parties and supersede and rescind any prior agreements relating to the subject matter hereof.

         16.8 Binding Effect. All of the terms of this Agreement and Loan Documents, as the same may from time to time be amended, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of Borrower and Lender.

         16.9 Tense and Borrower. In this Agreement the singular shall include the plural and vice versa. As used herein the term "Borrower" shall mean all or any one of the borrowers, as the case may be.

         16.10 Captions. The captions, section headings, and section references to the various sections and subsections of this Agreement have been inserted for convenience and reference only and shall not limit or affect any of the terms hereof.

         16.11 Disbursement of Loan Proceeds. Borrower hereby authorizes and directs Lender to disburse, for and on behalf of Borrower and for Borrower's account, the proceeds of the Loans made by Lender to Borrower pursuant to this Agreement.

         16.12 Conflict of Terms. The provisions of the Note, Mortgage and other Loan Documents are incorporated in this Agreement by this reference thereto. Except as otherwise provided in this Agreement and except as otherwise provided in the Note, Mortgage or other Loan Documents, if any provision contained in this Agreement is in conflict with, or inconsistent with, any such provision, the provision contained in this Agreement shall control.

         16.13 Injunctive Relief. Borrower recognizes that in the event any Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to Lender. Borrower therefore agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         16.14 General conditions. The following conditions shall be applicable throughout the term of this Agreement:

         (a) Lender has no obligation except to advance the sums upon the terms as herein set forth, and is not obligated to inspect the Property or Improvements; nor is it liable to protect or insure the Property or Improvements or for the payment of any cost or expense incurred in connection therewith, or for the performance or non- performance of any obligation of Borrower to Lender; and nothing, including without limitation any disbursement hereunder or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, on Lender's part.

         (b) The relationship between Borrower and Lender is, and shall at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility or duty to Borrower to select, review, inspect, supervise, pass judgment upon or inform Borrower of the quality, adequacy or suitability of any of the collateral for the Loans.

         (c) In no event shall the Lender's rights hereunder be deemed to indicate that the Lender is in control of the business, management or properties of the Borrower or has power over the daily management functions and operating decisions made by the Borrower.

         16.5 Line of Credit. The existing Two Hundred Fifty Thousand Dollars ($250,000.00) line of credit of Borrower with Lender shall be reduced to One Hundred Fifty Thousand Dollars ($150,000.00) (the "Line of Credit"). The Line of Credit shall be evidenced by a promissory note bearing interest at Lender s prime plus one percent (1%) per annum. A certificate of deposit in the principal sum of $50,000 shall secure the Line of Credit. The Line of Credit shall mature February 3, 1999

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and sealed in their corporate names by their duly authorized corporate officers as of the date first above written.

                                 BACK YARD BURGERS, INC.

                                 By:

                                 Title:


                                 By:

                                 Title:


                                 TRUST ONE BANK

                                 By:

                                 Title:

STATE OF TENNESSEE
COUNTY OF SHELBY

         Before me,______, of the state and county aforesaid, personally appeared _______, with whom I personally acquainted, and, who, upon oath, acknowledged himself to be _____of BACK YARD BURGERS, INC:, the within named bargainor, a corporation, and that he as such _______,executed the foregoing instrument for the purpose therein contained, by signing the name of the corporation by himself as _______

         WITNESS  my hand and seal at office on this ____ day of February, 1998


                                  Notary Public

My Commission Expires: 12/12/2001

STATE OF TENNESSEE
COUNTY OF SHELBY

Before me,______, of the state and county aforesaid, personally appeared _______, with whom I personally acquainted, and, who, upon oath, acknowledged himself to be _____of BACK YARD BURGERS, INC:, the within named bargainor, a corporation, and that he as such _______,executed the foregoing instrument for the purpose therein contained, by signing the name of the corporation by himself as _______

         WITNESS my hand and seal at office on this _24 day of February, 1998.

                                  Notary Public

My Commission Expires:12/12/2001

STATE OF TENNESSEE
COUNTY OF SHELBY

Before me,______, of the state and county aforesaid, personally appeared _______, with whom I personally acquainted, and, who, upon oath, acknowledged himself to be _____of BACK YARD BURGERS, INC:, the within named bargainor, a corporation, and that he as such _______,executed the foregoing instrument for the purpose therein contained, by signing the name of the corporation by himself as _______

         WITNESS my hand and seal at office on this 4th day of February, 1998.

                                       Notary Public

My Commission Expires:12/12/2001

                                  SCHEDULE "A"

Progress Payment Plan Advances under this Agreement are to be made by Lender to Borrower every thirty (30) days after commencement of work hereunder, for work done during the preceding period or part thereof. As to all construction advances, such applications shall be in writing, certified to by the contractor and the Borrower, and shall contain such information as Lender may request. The advance to which Borrower shall be entitled with respect to construction items shall be the cost of the portions of work acceptably completed as approved by Lender. Application for each advance shall be in form approved by Lender and shall be filed a reasonable time before the date upon which the advance is desired. Borrower shall only be entitled to payment in the amount approved by Lender. Lender shall advance to Borrower out of the proceeds of the Loan, provided the Construction Note is in an amount sufficient to cover such sums. If requested by Lender, Borrower shall furnish proper receipts showing payment of said items.

                                   EXHIBIT "A"


                                LEGAL DESCRIPTION

Land situated in Shelby County, Tennessee, to wit:

         Commencing at a point in the west right-of-way of Germantown Parkway (160 feet R.O.W.), said point being in the west right-of-way line of Dexter Road Cutoff (60 feet R.O.W.); thence southwardly on a bearing of South 03 degrees 34 minutes 24 seconds West a distance of 240.94 feet to a point; thence westwardly on a bearing of North 86 degrees 02 minutes 14 seconds West a distance of 45.30 feet to the POINT OF BEGINNING; thence southwardly on a bearing of South 03 degrees 57 minutes 46 seconds West a distance of 223.00 feet to a point; thence westwardly on a bearing of North 86 degrees 02 minutes 14 seconds West a distance of 132.50 feet to a point; thence northwardly on a bearing of North 03 degrees 57 minutes 46 seconds East a distance of 223.00 feet to a point; thence eastwardly on a bearing of South 86 degrees 02 minutes 1-1 seconds East a distance of 132.50 feet to the POINT OF BEGINNING and containing 29.548 square feet or 0.678 acres, more or less.